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                                                                       EXHIBIT 5
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Tele-Communications, Inc.
Terrace Tower II
5619 DTC Parkway
Englewood, Colorado  80111-3000

Gentlemen:

          As counsel for Tele-Communications, Inc., a Delaware corporation (the "Company"), we have examined and are familiar with the registration statement on Form S-3 (File No. 33-56271) (the "Registration Statement"), which relates to the proposed offering from time to time by the Company of (i) shares of the Company's common stock, which may be Class A Common Stock, $1.00 par value per share ("Class A Common Stock"), Class B Common Stock, $1.00 par value per share ("Class B Common Stock"), and/or any class of common stock that may hereafter be created through an amendment to the Company's Restated Certificate of Incorporation (collectively, "Common Stock"); (ii) shares of the Company's Series Preferred Stock, $.01 par value per share ("Preferred Stock"), which may be issued in the form of depositary shares evidenced by depositary receipts ("Depositary Shares"), and (iii) warrants ("Warrants") to purchase Common Stock or Preferred Stock (which shares of Preferred Stock may be issued in the form of Depositary Shares) (the Common Stock, Preferred Stock and Warrants are collectively referred to as the "Securities"), or any combination of the foregoing, at an aggregate initial offering price not to exceed $575,000,000, at prices and on terms to be determined at or prior to the time of sale.

          As described in the Registration Statement, the Preferred Stock is to be issued under the Company's Restated Certificate of Incorporation, as amended (the "Restated Certificate of Incorporation"), and a certificate of designations (a "Certificate of Designations") to be approved by the Board of Directors of the Company or a committee thereof and filed with the Secretary of State of the State of Delaware (the "Delaware Secretary of State") pursuant to Section 151 of the General Corporation Law of the State of Delaware. The Depositary Shares are to be issued under a deposit agreement (the "Deposit Agreement") to be entered into between the Company, a depositary to be named by the Company (the "Depositary") and the holders from time to time of depositary receipts evidencing Depositary Shares. The Common Stock is to be issued under the Restated Certificate of Incorporation. The Warrants are to be issued under warrant agreements (the "Warrant Agreements") to be entered into between the Company and warrant agents to be named by the Company.
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Tele-Communications, Inc.
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          Certain terms of the Securities to be issued by the Company from time to time will be approved by the Board of Directors of the Company or a committee thereof as part of the corporate action taken and to be taken (the "Corporate Proceedings") in connection with the issuance of the Securities.

          In connection therewith, we have examined, among other things, originals, certified copies or copies otherwise identified to our satisfaction as being copies of originals, of the Restated Certificate of Incorporation and By-Laws of the Company, each as amended; resolutions of the proceedings of the Company's Board of Directors, including committees thereof, with respect to the filing of the Registration Statement and related matters; and such other documents, records, certificates of public officials and questions of law as we deemed necessary or appropriate for the purpose of this opinion. In rendering this opinion, we have relied, to the extent we deem such reliance appropriate, on certificates of officers of the Company as to factual matters. We have assumed the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproductive copies. We have further assumed that there will be no changes in applicable law between the date of this opinion and any date of issuance of Securities or any date of issuance or delivery of Common Stock or Preferred Stock upon the conversion of any Preferred Stock that is convertible or upon exercise of any of the Warrants.

          Based upon the foregoing, we are of the opinion that:

          1. When, in the case of Depositary Shares, the Deposit Agreement for the Depositary Shares to be issued has been executed and delivered by the parties thereto, all Corporate Proceedings have been completed, the Preferred Stock is issued and delivered to the Depositary against receipt of depositary receipts, executed by the Depositary, evidencing such Depositary Shares and such Depositary Shares have been issued and sold as contemplated by the Registration Statement, the prospectus contained therein and the applicable supplement to the prospectus, such Depositary Shares will be legal, valid and binding obligations of the Company, entitled to the benefits of the applicable Deposit Agreement, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other laws affecting the rights of creditors generally and except that equitable remedies may not be available.

          2. When, in the case of Warrants, a Warrant Agreement for the Warrants of the series to be issued has been executed and delivered by the parties thereto, all Corporate Proceedings have been completed, such Warrants have been duly executed by the proper officers of the Company and countersigned by the warrant agent for such series in accordance with the terms of the applicable Warrant Agreement and such Warrants have been issued and sold as contemplated by the Registration Statement, the prospectus contained therein and the applicable
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Tele-Communications, Inc.
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supplement to the prospectus, such Warrants will be legal, valid and binding obligations of the Company, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other laws affecting the rights of creditors generally and except that equitable remedies may not be available.

          3. When, in the case of Preferred Stock, the applicable Certificate of Designations is executed, delivered and filed with the Delaware Secretary of State, all Corporate Proceedings have been completed, such Preferred Stock has been duly executed by the proper officers of the Company and the transfer agent and issued and sold pursuant to the terms of the applicable Certificate of Designations and as contemplated by the Registration Statement, the prospectus included therein and the applicable supplement to the prospectus, such Preferred Stock will be duly authorized, validly issued, fully paid and non-assessable.

          4. When, in the case of Common Stock, all Corporate Proceedings have been completed (including, if necessary, receipt of the requisite approval of the shareholders of the Company of an amendment to the Restated Certificate of Incorporation authorizing the creation of any such class of Common Stock and the filing of such amendment with the Delaware Secretary of State), such Common Stock has been duly executed by the proper officers of the Company and the transfer agent and sold as contemplated by the Registration Statement, the prospectus included therein and the applicable supplement to the prospectus, such Common Stock will be duly authorized, validly issued, fully paid and non-assessable.

          5. When any Preferred Stock that has been issued in accordance with paragraph 3 above has been surrendered to the Company for conversion in accordance with the applicable Certificate of Designations and the shares of Common Stock issuable upon such conversion have been duly issued or delivered from shares of such Common Stock reserved therefor in accordance with resolutions adopted by the Board of Directors of the Company or any committee thereof, such shares of Common Stock will be duly authorized, validly issued, fully paid and non-assessable; when any Warrants that have been issued in accordance with paragraph 2 above have been exercised by the holder thereof in accordance with the applicable Warrant Agreement and the shares of Common Stock or Preferred Stock issuable upon such exercise have been duly issued or delivered from shares of Common Stock or Preferred Stock, as applicable, reserved therefor in accordance with resolutions adopted by the Board of Directors of the Company or any committee thereof, upon payment of the exercise price therefor, such shares of Common Stock or Preferred Stock, as applicable, will be duly authorized, validly issued, fully paid and non-assessable.

          We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to us contained therein under the heading "Legal Matters." In giving the foregoing consent, we do not admit that we are in the category of persons whose
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Tele-Communications, Inc.
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consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

          Jerome H. Kern, a partner of Baker & Botts, L.L.P., is a director of the Company.

                                                     Very truly yours,



                                                     BAKER & BOTTS, L.L.P.